UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2009

Dot VN, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53367	20-3825987
(Commission File Number)	(IRS Employer Identification No.)

000-53367
(Commission File Number)

20-3825987
 (IRS Employer Identification No.)

9449 Balboa Avenue, Suite 114, San Diego, California  92123
 (Address of principal executive offices and Zip Code)

(858) 571-2007
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 5, 2009, Dot VN Inc., a Delaware corporation (“Dot VN”), the registrant, approved a Promissory Note in the principal amount of $101,500.00 to Diep Tai (the “Tai Note”) made by Dot VN Company, Ltd. (Danang), an entity established under the laws of the Country of Vietnam (“Dot VN Danang”) and a wholly owned subsidiary of Dot VN.  The Tai Note shall accrue interest at a rate of 12% per annum, paid in arrears on the first of each month and all outstanding principal and accrued and unpaid interest shall be due on demand with thirty day written notice.  Proceeds of the Tai Note were used to fund the second payment on the thirty-five year land lease in Danang, Vietnam.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed as part of this report:

No.	Description

10.33	Promissory Note dated May 5, 2009 made by Dot VN Company, Ltd. (Danang) to Diep Tai

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT VN, INC. (Registrant)

Date: May 8, 2009	By:	/s/ Louis P. Huynh
		Name:	Louis P. Huynh
		Title:	General Counsel, Executive Vice President of Operations and Business Development, and Corporate Secretary

Exhibit Index

No.	Description

10.33	Promissory Note dated May 5, 2009 made by Dot VN Company, Ltd. (Danang) to Diep Tai